As filed with the Securities and Exchange Commission on March 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	82-1386754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511 (475) 238-6837

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

BioXcel Therapeutics, Inc. 2020 Incentive Award Plan

BioXcel Therapeutics, Inc. 2020 Employee Stock Purchase Plan

(Full title of the plans)

Vimal Mehta, Ph.D.

Chief Executive Officer

BioXcel Therapeutics, Inc.

555 Long Wharf Drive

New Haven, CT 06511 (475) 238-6837

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Peter N. Handrinos

Ellen Smiley

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

(617) 948-6060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 1,407,361 shares of common stock, par value $0.001 per share (the “Common Stock”), of BioXcel Therapeutics, Inc. (the “Company”), issuable under the following employee benefit plans for which a registration statement of the Company on Form S-8 (File Nos. 333-238580 and 333-266922) is effective: (i) the BioXcel Therapeutics, Inc. 2020 Incentive Award Plan (the “2020 Plan”) and (ii) the BioXcel Therapeutics, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”).

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. EXHIBITS.

			Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Filing Date	Exhibit	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	10-Q	001-38410	8-10-2021	3.1

4.2	Amended and Restated Bylaws	8-K	001-38410	3-13-2018	3.2

4.3	Specimen Stock Certificate evidencing the shares of common stock.	S-1/A	333-22990	2-26-2018	4.2

5.1	Opinion of Latham & Watkins LLP					*

23.1	Consent of Ernst & Young, LLP, independent registered public accounting firm					*

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					*

24.1	Power of Attorney (included on the signature page of the Registration Statement).					*

99.1	BioXcel Therapeutics, Inc. 2020 Incentive Award Plan	10-Q	001-38410	8-14-2020	10.1

99.2	BioXcel Therapeutics, Inc. 2020 Employee Stock Purchase Plan	10-Q	001-38410	8-14-2020	10.2

107.1	Filing Fee Table					*

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 17th day of March, 2023.

BioXcel Therapeutics, Inc.

By	/s/ Vimal Mehta
Vimal Mehta
Chief Executive Officer, President and Director

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Vimal Mehta, Ph.D. and Richard Steinhart, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Vimal Mehta, Ph.D.	Chief Executive Officer, President and Director	March 17, 2023
Vimal Mehta, Ph.D.	(principal executive officer)

/s/ Richard Steinhart	Chief Financial Officer	March 17, 2023
Richard Steinhart	(principal financial officer and principal accounting officer)

/s/ Peter Mueller, Ph.D.	Chairman of the Board of Directors	March 17, 2023
Peter Mueller, Ph.D.

/s/ June Bray		March 17, 2023
June Bray	Director

/s/ Sandeep Laumas, M.D.		March 17, 2023
Sandeep Laumas, M.D.	Director

/s/ Krishnan Nandabalan, Ph.D.		March 17, 2023
Krishnan Nandabalan, Ph.D.	Director

/s/ Michal Votruba, M.D., Ph.D.		March 17, 2023
Michal Votruba, M.D., Ph.D.	Director

/s/ Michael Miller
Michael Miller	Director	March 17, 2023